UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street

Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Minim, Inc., filed with the Securities and Exchange Commission on October 26, 2021 (the “Original 8-K”), regarding its entry into an agreement with the executives identified therein. The sole purpose of this Amendment is to amend the text of the Original 8-K to reflect a clarification that the Severance Agreement was filed as a compensatory arrangement with respect to each executive (as defined in the Original 8-K) to provide supplemental benefits in the event of a future termination of employment. There have been no changes with respect to these executives’ employment status at Minim, Inc. This action is part of the Compensation Committee of the Board of Directors work to ensure benefit packages remain competitive in the talent market.

Item 5.02, as amended and restated, is set forth in its entirety below. Except as stated in this Explanatory Note, no other information or exhibits contained in the Original 8-K are changed. This Amendment should be read in conjunction with the Original Form 8-K and the Company’s other filings made with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On October 21, 2021, Minim, Inc. (the “Company”) entered into an agreement with each of Sean Doherty, the Company’s Chief Financial Officer, Nicole Zheng, the Company’s President and Chief Marketing Officer, and John Lauten, the Company’s Chief Operating Officer (each of Messrs. Doherty and Lauten and Ms. Zheng, individually, an “Executive”) that supplements their existing employment arrangements by providing for them to receive certain compensatory benefits upon specified circumstances relating to a future separation of employment from the Company. The agreement provides that each Executive will receive six months’ of continued base salary and certain insurance premiums to be paid upon any termination of employment without Good Cause or for Good Reason (as defined therein).

If an Executive’s employment is terminated without Good Cause or for Good Reason within three months prior to or twelve months after a Change of Control (as defined therein), the Executive will receive a lump sum of twelve months’ base salary and certain insurance premiums, and a pro-rated annual bonus. Mr. Doherty’s, Ms. Zheng’s and Mr. Lauten’s annual base compensation are $175,000.00, $200,000.00, and $201,240.00, respectively. The agreement further provides that an Executive’s outstanding and unvested equity subject to time-based vesting will be accelerated and deemed fully vested.

The foregoing description of the agreement is not complete and is qualified in its entirety by reference to the full text of the form of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Severance Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2021	MINIM, INC.

	By:	/s/ Sean Doherty
	Name:	Sean Doherty
	Title:	Chief Financial Officer